Strategic Turnaround Equity Partners, LP (Cayman)
c/o GCM Administrative Services, LLC
720 Fifth Avenue, 10th Floor
New York, NY 10019

May 4, 2010

CERTIFIED MAIL (RETURN RECEPT REQUESTED)
OVERNIGHT MAIL, US MAIL AND FACSIMILE

United American Healthcare Corporation
300 River Place, Suite 4950
Detroit, Michigan 48207-5062
Attn:  Secretary

Dear Sir/madam:

Strategic Turnaround Equity Partners, LP (Cayman) (the “Notifying Shareholder”) is nominating three individuals (each, a “Nominee” and collectively the “Nominees”), attached as Appendix A is information regarding the Nominees, for election to the Board of Directors of United American Healthcare (the “Company”) at the 2009 Annual Meeting of Shareholders or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).  Attached as Appendix B is the consent of each Nominee to (i) be named in the Notifying Shareholder’s proxy materials as a nominee for Director and (ii) serve as a member of the Board of Directors of the Company if elected.

The Nominating Shareholder believes that three (3) directors are eligible for election by the Company’s stockholders at the Annual Meeting.  To the extent that there are in excess of three (3) vacancies on the Company’s Board of Directors to be filled by election at the Annual Meeting or the Company increases the size of its Board of Directors above its existing size, the Nominating Shareholder reserves the right to nominate additional nominees to be elected to the Company’s Board of Directors at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Nominating Shareholder that any attempt to increase the size of the Company’s Board of Directors or to reconstitute or reconfigure the classes on which the current directors serve would constitute an unlawful manipulation of the Company’s corporate machinery.

The address of the Notifying Shareholder is c/o GCM Administrative Services, LLC, 720 Fifth Avenue, 10th Floor, New York, NY 10019.  The Notifying Shareholder is the record owner of 100 shares of the Company’s common stock as of the date hereof.  In addition, the Notifying Shareholder is the beneficial owner of 464,549 shares of the Company’s common stock as of the date hereof.  These shares were acquired by the Notifying Shareholder in the open market at various times and from time to time prior to the date hereof.  In addition, each of the Nominees beneficially owns (and may be deemed to  beneficially own) additional common shares of the Company, as described in Appendix A.

May 4, 2010

Except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2009 Annual Meeting.  There are no material proceedings to which any Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

The Notifying Shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Company’s Board of Directors.

May 4, 2010

There are no arrangements and understandings between the Notifying Shareholder and the Nominees and any other person related to the nomination.

Very truly yours,

Strategic Turnaround Equity Partners, LP (Cayman)

By:________________________________
     Gary Herman, Managing Member
     GCM Administrative Services, LLC
     Investment Manager

Attachments:

Appendix A:  Information Regarding Nominees
Appendix B:  Consent of Nominees

May 4, 2010

Appendix A
Information Regarding Nominees

Seth M. Lukash

Name:  Seth M. Lukash

Age:       63

Business Address:            597 Westport Avenue, Norwalk, CT 06851

Residence Address:         Same as business address, noted above

Principal Occupation or Employment:  Consultant and Non-Executive Chairman of Symbio Technology and Principal in AltEnergy Strategies.

Number of shares of common stock of the Company beneficially owned by Mr. Lukash:  As of the date hereof, Mr. Lukash beneficially owns 0 shares of the Company’s common stock.  Mr. Lukash has not made any transactions in the shares of the Company in the past two (2) years.

Basis for determination of independence, as defined under Nasdaq's listing standards for independent directors in general and with respect to audit committee members:

To the best of our knowledge after due inquiry, Mr. Lukash does not have, and has at no time ever had, any business or other relationship with the Company, and of its subsidiaries or affiliates, or any of their respective customers or competitors, or any other relationship that could reasonably be deemed to interfere with the exercise by him of independent judgment in carrying out the responsibilities of a director.  Further, Mr. Lukash has not been a party to any transaction, and has not had any relationship or arrangement, that is contemplated by Nasdaq Rule 4200(a)(15).  In addition, Mr. Lukash:

(i) meets the criteria for independence set forth in rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) has not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

(iii) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Further, Mr. Lukash (A) has not accepted any consulting, advisory or other compensatory fee from the Company; and (B) is not an “affiliated” person of the Company or any subsidiary of the Company, within the meaning of Rule 10A-3(e) of the Exchange Act.

Membership on Board of Directors of other entities:  Mr. Lukash is a member of the board of directors of the Notifying Shareholder and of Strategic Turnaround Master Partnership, Ltd., an affiliate of the Notifying Shareholder.

May 4, 2010

Information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the Notifying Shareholder:  None, except as provided herein.

Other information relating to the Nominee that the Company would be required to disclose in the its proxy statement if it were to solicit proxies for the election of the Nominee as one of the Company’s directors that is required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission or the Exchange Act:

Presently, he serves as Non-Executive Chairman of Symbio Technology and as a consultant to OEM Capital, a leader in mergers and acquisitions and capital raisings for small and mid-cap firms in the information technology and electronics industries.  Mr. Lukash is also a principal in Altenergy Strategies LLC, a provider of capital sources and management expertise to clean technology companies.  From January 2008 to December 2008 Mr. Lukash served as the Director of Business Development for USi-Power, a provider of engineering services and advanced technology products for the electric power delivery industry, and its subsidiary NITECH.  Prior to this, from January 2006 to December 2007, Mr. Lukash was a consultant in strategic planning, acquisitions and corporate development to USi-Power’s NITECH subsidiary.  Mr. Lukash served as Chief Executive Officer and Director of Food Automation Services and its subsidiary SCK Direct, Inc. from January 2003 to December 2005.  SCK Direct, Inc. was spun-off as a separate company in June 2004, and he remained Chief Executive Officer of both entities. Mr. Lukash has also served on the board of directors of Datametrics Corporation.

Mr. Lukash has extensive knowledge of the capital markets and corporate governance practices as a result of his investment and management background.

May 4, 2010

Gary L. Herman

Name:  Gary L. Herman

Age:           45

Business Address:            720 Fifth Avenue, 10th Floor, New York, NY 10019

Residence Address:          200 East 61st, New York, NY 10021

Principal Occupation or Employment:  Fund Manager, Galloway Capital Management, LLC, 720 Fifth Avenue, 10th Floor, New York, NY 10019

Number of shares of common stock of the Company beneficially owned by Mr. Herman:  As of the date hereof, Mr. Herman beneficially owns 5,400 shares of the Company’s common stock directly and through an entity wholly-owned by Mr. Herman.  In addition, by virtue of his position at Galloway Capital management, LLC, Mr. Herman may be deemed to beneficially own the 464,579 common shares of the Company that are owned by the Notifying Shareholder.  Mr. Herman has not made any transactions in the shares of the Company in the past two (2) years.

Basis for determination of independence, as defined under Nasdaq's listing standards for independent directors in general and with respect to audit committee members:

To the best of our knowledge after due inquiry, Mr. Herman does not have, and has at no time ever had, any business or other relationship with the Company, and of its subsidiaries or affiliates, or any of their respective customers or competitors, or any other relationship that could reasonably be deemed to interfere with the exercise by him of independent judgment in carrying out the responsibilities of a director.  Further, Mr. Herman has not been a party to any transaction, and has not had any relationship or arrangement, that is contemplated by Nasdaq Rule 4200(a)(15).  In addition, Mr. Herman:

(i) meets the criteria for independence set forth in rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) has not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

(iii) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Further, Mr. Herman (A) has not accepted any consulting, advisory or other compensatory fee from the Company; and (B) is not an “affiliated” person of the Company or any subsidiary of the Company, within the meaning of Rule 10A-3(e) of the Exchange Act.

May 4, 2010

Membership on Board of Directors of other entities:  Mr. Herman is a member of the board of directors of the Notifying Shareholder and of Strategic Turnaround Master Partnership, Ltd., an affiliate of the Notifying Shareholder.  Mr. Herman is also a member of the board of directors Digital Creative Development Corporation.  Mr. Herman was previously on the board of the University at Albany Foundation of which he was also a member of the Investment Committee.

Information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the Notifying Shareholder:  None, except as provided herein.

Other information relating to the Nominee that the Company would be required to disclose in the its proxy statement if it were to solicit proxies for the election of the Nominee as one of the Company’s directors that is required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission or the Exchange Act:

Mr. Herman has served as a managing member of Galloway Capital Management, LLC since January 2003.  From March 2005 Mr. Herman has also served as a managing director of Arcadia Securities, LLC, a New York based FINRA Broker-dealer.  Prior to joining Galloway, Mr. Herman served as an investment professional with Burnham Securities Inc., a New York based investment banking firm.  Mr. Herman serves as a director of Digital Creative Development Corporation.  In the past five years, Mr. Herman has also served on the board of directors of Miami Subs Capital Partners 1, LLC, Shells Seafood Restaurants, Inc. and Datametrics Corporation.

Mr. Herman has extensive knowledge of the capital markets and corporate governance practices as a result of his investment background and experience.

May 4, 2010

Fred Zeidman

Name:  Fred Zeidman

Age:        63

Business Address:            1330 Post Oak Lane, #1550, Houston, TX 77056

Residence Address:           2104 Chilton Road, Houston, TX 77019

Principal Occupation or Employment:   Private Investor

Number of shares of common stock of the Company beneficially owned by Mr. Zeidman:  As of the date hereof, Mr. Zeidman beneficially owns 0 shares of the Company’s common stock.  Mr. Zeidman has not made any transactions in the shares of the Company in the past two (2) years.

Basis for determination of independence, as defined under Nasdaq's listing standards for independent directors in general and with respect to audit committee members:

To the best of our knowledge after due inquiry, Mr. Zeidman does not have, and has at no time ever had, any business or other relationship with the Company, and of its subsidiaries or affiliates, or any of their respective customers or competitors, or any other relationship that could reasonably be deemed to interfere with the exercise by him of independent judgment in carrying out the responsibilities of a director.  Further, Mr. Zeidman has not been a party to any transaction, and has not had any relationship or arrangement, that is contemplated by Nasdaq Rule 4200(a)(15).  In addition, Mr. Zeidman:

(i) meets the criteria for independence set forth in rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) has not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

(iii) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Further, Mr. Zeidman (A) has not accepted any consulting, advisory or other compensatory fee from the Company; and (B) is not an “affiliated” person of the Company or any subsidiary of the Company, within the meaning of Rule 10A-3(e) of the Exchange Act.

Membership on Board of Directors of other entities:  Mr. Zeidman is a member of the board of directors of:  Prosperity Bancshares, Inc., Compact Power, Inc., SulphCo, Inc., Hyperdynamics, Inc., an AMEX listed oil and gas exploration company, and Megawest Energy Corp.

May 4, 2010

Information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the Notifying Shareholder:  None, except as provided herein.

Other information relating to the Nominee that the Company would be required to disclose in the its proxy statement if it were to solicit proxies for the election of the Nominee as one of the Company’s directors that is required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission or the Exchange Act:

Mr. Zeidman is currently serving his second term as Chairman of the United States Holocaust Memorial Museum, a position to which he was appointed by President George W. Bush.  Mr. Zeidman also serves as Vice Chairman of the University of Texas Health Science System - Houston.  Mr. Zeidman serves as Chairman of the Board of SulphCo, Inc., a developer of processes for the upgrading of crude oil.  In addition, Mr. Zeidman is the Chief Restructuring Officer of Transmeridian Exploration, Inc., a developer and producer of oil and gas properties, and the Bankruptcy Trustee of AremisSoft Corp.  During the past five years Mr. Zeidman has served as Chairman of the Board of Seitel, Inc., Interim President of Nova BioFuels, Inc. and Senior Director of Governmental Affairs at Greenberg Traurig, LLP.  He previously served on the board of directors of Compact Power, Inc. and Corporate Strategies, Inc.

Mr. Zeidman’s extensive experience serving on the Board of Directors of a wide-range of public and private companies has given him a strong understanding of corporate responsibility and corporate governance.

May 4, 2010

Appendix B
Consent of Nominees

GARY LAWRENCE HERMAN
720 Fifth Avenue, 10th Floor
New York, NY 10019

May 3, 2010

United American Healthcare Corporation
300 River Place, Ste 4950
Detroit, MI 48207
Attn:  Nominating Committee

1.     I hereby consent to being named as a nominee to the board of directors of United American Healthcare Corporation (the "Company") in the Company's proxy statement relating to its next annual meeting of shareholders; and

2.     I hereby consent to serving as a member of the Company's Board of Directors if elected.

Very truly yours,

Gary Lawrence Herman

FRED ZEIDMAN
2104 Chilton Road
Houston, TX 77019

May 3, 2010

United American Healthcare Corporation
300 River Place, Ste 4950
Detroit, MI 48207
Attn:  Nominating Committee

1.     I hereby consent to being named as a nominee to the board of directors of United American Healthcare Corporation (the "Company") in the Company's proxy statement relating to its next annual meeting of shareholders; and

2.     I hereby consent to serving as a member of the Company's Board of Directors if elected.

Very truly yours,

Fred Zeidman

SETH MAYER LUKASH
597 Westport Avenue
Norwalk, CT 06851

May 3, 2010

United American Healthcare Corporation
300 River Place, Ste 4950
Detroit, MI 48207
Attn:  Nominating Committee

1.     I hereby consent to being named as a nominee to the board of directors of United American Healthcare Corporation (the "Company") in the Company's proxy statement relating to its next annual meeting of shareholders; and

2.     I hereby consent to serving as a member of the Company's Board of Directors if elected.

Very truly yours,

Seth Mayer Lukash